Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 1, 2012 (this “Amendment”), amends the Credit Agreement dated as of October 21, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC., as borrower (the “Borrower”), ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., as parent (the “Parent”), the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

The Parent has entered into the Asset Purchase and Contribution Agreement (the “Contribution Agreement”), dated as of June 4, 2012, by and among the Parent, ACS Wireless Inc., an Alaska corporation (the “ACS Member”), General Communication, Inc., an Alaska corporation (“GCI”), GCI Wireless Holdings, LLC, an Alaska limited liability company (the “GCI Member”), and The Alaska Wireless Network, LLC, a Delaware limited liability company (“AWN”), pursuant to which, among other things, the respective wholesale wireless businesses of the Parent, GCI and their respective subsidiaries will be owned and operated in a joint venture with AWN being the joint venture entity (the “JV Business”).

At the closing of the transactions contemplated by the Contribution Agreement, among other things, (i) the Parent shall sell (or cause one or more of its affiliates to sell) ACS Assets (as defined in the Contribution Agreement) to be used in the JV Business (the “Purchased Assets”) to the GCI Member, (ii) the ACS Member and the GCI Member will each contribute (or cause one or more of their respective affiliates to contribute) to AWN their wireless assets and certain other assets (which, in the case of the GCI Member, will include the Purchased Assets) in return for one-third and two-thirds of the equity interests in AWN, respectively and (iii) affiliates of the Parent will enter into agreements with AWN and GCI and their affiliates pursuant to which the Parent, GCI and their respective affiliates will receive services from, and provide services to, AWN.

In connection with the transactions contemplated by the Contribution Agreement, the Borrower has requested that the Credit Agreement be amended and consents be given by the Lenders in each case as set forth herein.

Capitalized terms used but not defined herein (including in the preceding recitals hereto) have the meanings assigned to them in the Credit Agreement (as amended hereby). The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

AGREEMENT

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) New Definitions.

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“ACS Assets” means the “ACS Assets”, as such term is defined in the Contribution Agreement.

“ACS Member” means ACS Wireless Inc., an Alaska corporation.

“Applicable Period” means, on any date of determination, the two-fiscal quarter period ending on the most recent ECF Prepayment Date (or, if the most recent ECF Prepayment Date is December 31, 2012, the four-fiscal quarter period ending on such ECF Prepayment Date).

“Asset Contribution” means the contribution on the JV Closing Date of ACS Assets by affiliates of the Parent to AWN pursuant to and in accordance with the Contribution Agreement.

“Asset Sale” means the sale on the JV Closing Date of ACS Assets by affiliates of the Parent to the GCI Member pursuant to and in accordance with the Contribution Agreement.

“AWN” means The Alaska Wireless Network, LLC, a Delaware limited liability company.

“Contribution Agreement” means the Asset Purchase and Contribution Agreement, dated as of June 4, 2012, by and among the Parent, ACS Member, GCI, GCI Member and AWN, as in effect on the First Effective Date or as amended in accordance with Section 6.11.

“ECF Prepayment Date” means (a) the last day of each fiscal year of the Borrower and (b) the last day of the second fiscal quarter of each fiscal year of the Borrower.

“First Amendment” means the First Amendment to Credit Agreement, dated as of November 1, 2012, among the Borrower, Parent, the Lenders party thereto and the Administrative Agent.

“First Effective Date” means the “First Effective Date”, as such term is defined in the First Amendment.

“GCI” means General Communication, Inc., an Alaska corporation.

“GCI Member” means GCI Wireless Holdings, LLC, an Alaska limited liability company.

“JV Closing Date” means the “Closing Date”, as such term is defined in the Contribution Agreement.

“JV Transactions” means the Asset Sale, the Asset Contribution and the other transactions contemplated by the Contribution Agreement and the Operating Agreement.

“JV Transaction Costs” means the amounts referred to in clause (a)(iv)(3) of the definition of Adjusted EBITDA.

“Operating Agreement” means the First Amended and Restated Operating Agreement of AWN in the form attached as Exhibit A to the Contribution Agreement on the First Effective Date or as amended in accordance with Section 6.11.

“Restricted Period” means any period (a) commencing on the date of delivery of a certificate pursuant to Section 5.01(c) showing that, for the then most recently ended period of four consecutive fiscal quarters of the Parent, the Total Leverage Ratio is greater than the Restricted Period Ratio (or on the date upon which the Borrower shall fail to deliver such certificate when required under Section 5.01(c)), and (b) ending on the date of delivery of a certificate pursuant to Section 5.01(c) showing that, for the then most recently ended period of four consecutive fiscal quarters of the Parent, the Total Leverage Ratio is equal to or less than the Restricted Period Ratio; provided that, solely for purposes of this definition, the maximum amount of cash and cash equivalents that may be subtracted from Adjusted Total Debt for purposes of calculating the Total Leverage Ratio shall be “$20,000,000”.

“Restricted Period Ratio” means, as of any date of determination, a ratio equal to (x) the maximum Total Leverage Ratio then permitted to be maintained by the Borrower pursuant to Section 6.12(b) minus (y) 0.25x.

“Second Effective Date” means the “Second Effective Date”, as such term is defined in the First Amendment.

(ii) As of the JV Closing Date, the following definition is hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“JV Closing Date Default” means the failure:

(a) of the ACS Member, on or prior to the JV Closing Date, (x) to grant to the Administrative Agent a first priority perfected security interest in the Equity Interests in AWN held by the ACS Member or (y) to deliver all certificates (if any) representing all such outstanding Equity Interests and stock powers and instruments of transfer, endorsed in blank, with respect thereto;

(b) of the Parent (or one or more of its affiliates) to (x) receive from the GCI Member the Purchase Price (as such term is defined in the Contribution Agreement) in respect of the Asset Sale or (y) to apply, on (or substantially concurrently with) the JV Closing Date, at least $65,000,000 of the Net Cash Proceeds of such Asset Sale to prepay the Term Loans; or

(c) of any of the representations and warranties of any Loan Party set forth in any Loan Document to be true and correct in all material respects on and as of the JV Closing Date as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date)

; provided that, for the avoidance of doubt, at any time that the JV Closing Date shall not have occurred, no JV Closing Date Default shall be deemed to have occurred.

(b) Amendments to Existing Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended as follows:

(i) Effective as of June 30, 2012, the definition of “Adjusted EBITDA” is hereby deleted and replaced with the following:

“Adjusted EBITDA” means, for any period, for the Parent and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), Consolidated Net Income, adjusted by adding thereto, (a) to the extent deducted (or, in the case of item (x) of this clause (a), not included) in determining Consolidated Net Income and without duplication, the sum of (i) Consolidated Interest Expense, (ii) provision for Taxes based on income, (iii) depreciation and amortization expense, (iv) (1) Transaction Expenses incurred in connection with the Transactions, (2) other Transaction Expenses incurred after the date hereof to the extent not exceeding $4,000,000 in the aggregate in any fiscal year of the Borrower and (3) actual out-of-pocket costs and expenses (including fees and expenses of attorneys and advisors) (x) incurred in the fiscal year ending either December 31, 2012 or December 31, 2013, in each case in connection with the negotiation, execution and delivery of the Contribution Agreement and the consummation of the JV Transactions, to the extent not exceeding $12,000,000 in the aggregate in such fiscal years, (y) incurred in connection with the negotiation, execution and delivery of the First Amendment and (z) incurred in connection with the termination of Hedging Agreements in compliance with Section 5.16, (v) unrealized losses on financial derivatives recognized in accordance with Statement of Financial Accounting Standards No. 133, (vi) non-cash, stock-based compensation expense, (vii) extraordinary, nonrecurring or unusual losses (including extraordinary, non-recurring or unusual losses and expenses on permitted sales or dispositions of assets and casualty events), (viii) the cumulative effect of a change in accounting principles (ix) all other non-cash charges that represent an accrual for which no cash is expected to be paid in the next twelve months, (x) cash dividends or distributions from AWN with respect to such period, to the extent that such dividends or distributions are received from AWN within 14 Business Days of the end of such period and (xi) cash dividends or distributions received from AWN during such period but paid with respect to the immediately preceding period and not included in the calculation of “Adjusted EBITDA” in such preceding period minus (b) to the extent included in determining Consolidated Net Income, the sum of (i) unrealized gains on financial derivatives recognized in accordance with Statement of Financial Accounting Standards No. 133, (ii) extraordinary, non-recurring or unusual gains (including extraordinary, non-recurring or unusual gains on permitted sales or dispositions of assets and casualty events), (iii) gains on sales of assets other than in the ordinary course of business and (iv) all other non-cash income.”

(ii) The definition of “Adjusted Total Debt” is hereby amended by deleting the reference therein to “$20,000,000” and replacing it with a reference to “$40,000,000”.

(iii) As of the JV Closing Date, the definition of “Applicable Prepayment Percentage” is hereby deleted and replaced with the following:

“Applicable Prepayment Percentage” means 75%, provided that (a) if the Senior Secured Leverage Ratio as at the last day of the most recent fiscal year shall be less than 3.00 to 1 but equal to or greater than 2.50 to 1, then such percentage shall be reduced to 50% and (b) if the Senior Secured Leverage Ratio as at the last day of the most recent fiscal year shall be less than 2.50 to 1, then such percentage shall be reduced to 25%.”

(iv) As of the JV Closing Date, the definition of “Applicable Rate” is hereby amended (a) by deleting each reference therein to “3.0%” and replacing it with a reference to “3.75%”, (b) by deleting each reference therein to “4.0%” and replacing it with a reference to “4.75%”, (c) by deleting the reference therein to “2.75%” and replacing it with a reference to “3.50%” and (d) by deleting the reference therein to “3.75%” and replacing it with a reference to “4.50%”.

(v) If the JV Closing Date shall not have occurred on or prior to March 31, 2013, the definition of “Applicable Rate” shall be automatically amended as of such date such that each of the percentages referred to in the first paragraph thereof and in the table set forth therein shall be increased by 0.25% on each of March 31, 2013, May 31, 2013 and July 31, 2013, in each case, so long as the JV Closing Date shall not have occurred on or prior to such date.

(vi) As of the First Effective Date, the definition of “Applicable Rate” is hereby amended by inserting the following sentence at the end of the second paragraph thereof:

“For the purposes of this definition, if at any time and only for so long as the Borrower’s corporate rating (the “Rating”) from either Moody’s or S&P (each, a “Rating Agency”) shall be lower than B2 (in the case of Moody’s) or B (in the case of S&P) (each, a “Specified Level”), then each of the percentages referred to in the first paragraph of this definition and in the table immediately preceding this paragraph (each, a “Specified Percentage”) shall be increased by an amount equal to (x) 0.25% multiplied by (y) with respect to the lowest Rating then in effect from either Rating Agency, the number of levels such Rating is below the Specified Level for such Rating Agency (it being understood that, upon any subsequent upgrade by either Rating Agency, the Specified Percentages shall be recalculated, as of the date of such upgrade, in the manner described in this paragraph, to determine the applicable increase, if any, to be added to the original Specified Percentage).”

(vii) Effective as of June 30, 2012, the definition of “Available Cash” is hereby amended by deleting clause (a)(vii) in its entirety and replacing such clause with the following:

“(vii) to the extent added to Consolidated Net Income in determining such Adjusted EBITDA, Transaction Expenses and JV Transaction Costs incurred during such Reference Period other than Transaction Expenses and JV Transaction Costs financed with the proceeds of Indebtedness (other than Revolving Borrowings) or issuances of Equity Interests,”

(viii) As of the JV Closing Date, the definition of “Consolidated Net Income” is hereby amended by inserting the following words at the end thereof, immediately prior to the “.”:

“; provided that there shall be excluded the income (or loss) of AWN”

(ix) The definition of “Cumulative Distributable Cash” is hereby amended by (i) deleting the reference to “(x)” therein and substituting “(w)” in lieu thereof, (ii) deleting the reference to “(y)” therein and substituting “(x)” in lieu thereof and (iii) inserting the following words immediately after the words “pursuant to Section 6.08(b)(iv)” therein:

“, (y) other than for purposes of Sections 2.11(c) and (d), purchases of Equity Interests of the Parent made pursuant to Section 6.08(a)(ix)”

(x) The definition of “Dividend Suspension Period” is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

“Dividend Suspension Period” means any period (a) commencing on the date of delivery of a certificate pursuant to Section 5.01(c) showing that, for the then most recently ended period of four consecutive fiscal quarters of the Parent, the Total Leverage Ratio is greater than 3.50 to 1 (or on the date upon which the Borrower shall fail to deliver such certificate when required under Section 5.01(c)), and (b) ending on the date of delivery of a certificate pursuant to Section 5.01(c) showing that, for the then most recently ended period of four consecutive fiscal quarters of the Parent, the Total Leverage Ratio is equal to or less than 3.50 to 1.”

(xi) The definition of “Indebtedness” is hereby amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing, the obligation of the ACS Member to make “claw-back” payments described in Section 7.5(c) of the Operating Agreement to the GCI Member, and the making of such payments, to the extent the aggregate principal amount of all such obligations and payments made during the term of this Agreement shall not exceed $15,000,000, shall not constitute “Indebtedness.”

(xii) The definition of “Subsidiary” is hereby amended by adding the following new sentence at the end thereof:

“For the avoidance of doubt, AWN will not be a Subsidiary on the JV Closing Date.”

(c) Incremental Loans. As of the JV Closing Date, Section 2.01(c) of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything to the contrary contained elsewhere herein, to the extent that, at any date of determination, the aggregate outstanding principal amount of indebtedness for borrowed money (or commitments in respect thereof) of AWN exceeds $75,000,000, the Borrower shall not be permitted to request or incur Incremental Term Loans or Revolving Commitment Increases hereunder.”

(d) Repayment of Loans. As of the First Effective Date, Section 2.10(b) of the Credit Agreement is hereby amended deleting clause (b) in its entirety and substituting in lieu thereof the following new clause (b):

“Term Loans and Incremental Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of the Term Lenders, on the last day of each March, June, September and December, commencing with the last day of March 2011 and ending on (but including) December 31, 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term Loans outstanding on the Closing Date, (ii) for the account of the Term Lenders, on the last day of March, June, September and December of 2013, an aggregate principal amount equal to the lesser of (x) $1,825,000 and (y) the aggregate principal amount of all Terms Loans outstanding on such date, (iii) for the account of the Term Lenders, on the last day of March, June, September and December of 2014, an aggregate principal amount equal to the lesser of (x) $3,300,000 and (y) the aggregate principal amount of all Terms Loans outstanding on such date, (iv) for the account of the Term Lenders, on the last day of March, June, September and December of 2015, an aggregate principal amount equal to the lesser of (x) $3,675,000 and (y) the aggregate principal amount of all Terms Loans outstanding on such date, (v) for the account of the Term Lenders, on the last day of each March, June, September and December, commencing on March 31, 2016, an aggregate principal amount equal to the lesser of (x) $3,300,000 and (y) the aggregate principal amount of all

Terms Loans outstanding on such date, (vi) for the account of each Term Lender the principal amount of the Term Loans on the Term Maturity Date and (vii) for the account of each Incremental Term Loan Lender of any Series the principal amount of the Incremental Term Loans of such Series held by such Lender on the maturity date therefor set forth in the respective Incremental Loan Amendment for such Series and such other amounts on such dates specified in the applicable Incremental Loan Amendment in compliance with the terms of Section 2.01(c).”

(e) Prepayments of Loans. Section 2.11 of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety and substituting in lieu thereof the following new clause (d):

(d) Mandatory Prepayment of Excess Cash Flow. The Borrower shall prepay the Loans in accordance with Section 2.11(h) within (x) 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2012 and (y) within 70 days after the end of the second fiscal quarter in each fiscal year of the Borrower, commencing with the fiscal quarter ending June 30, 2013, in each case in an aggregate amount equal to any excess of (i) the Applicable Prepayment Percentage of (a) any increase in Cumulative Distributable Cash of the Borrower and the Subsidiaries during the Applicable Period (it being understood that the determination of the amount referred to in clause (b) of the definition of “Cumulative Distributable Cash” in Section 1.01 shall not be deemed to be an increase in Cumulative Distributable Cash and shall be disregarded for purposes hereof) minus (b) the aggregate amount of prepayments (if any) of Term Loans made during the Applicable Period pursuant to paragraph (c) above over (ii) the aggregate amount of all voluntary prepayments of Term Loans during the Applicable Period to the extent such prepayments are not funded with the proceeds of Indebtedness.

(f) Indebtedness. Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xiv) thereof, (ii) deleting the “.” at the end of clause (xv) thereof and substituting “; and” in lieu thereof and (iii) adding the following new clause (xvi) at the end of clause (xv) thereof:

“(xvi) Indebtedness consisting of the obligation of the ACS Member to make “claw-back” payments described in Section 7.5(c) of the Operating Agreement to the GCI Member, and the making of such payments.”

(g) Restricted Payments; Certain Payments of Indebtedness Section 6.08(a) of the Credit Agreement is hereby amended by (i) deleting the reference to clause “(f)(iv)” in clause (vi) thereof and substituting “(f)(v)” in lieu thereof, (ii) deleting the word “and” at the end of clause (vii) thereof, (iii) deleting the “.” at the end of clause (viii) thereof and substituting in lieu thereof “; and” and (iv) inserting the following new clause (ix) at the end thereof:

“(ix) notwithstanding anything to the contrary in Section 6.08(a)(iii), so long as no Default shall have occurred and be continuing, the Parent or the Borrower may purchase Equity Interests of the Parent in an aggregate amount not to exceed $3,000,000 in any fiscal year.”

(h) Amendments of Material Documents. Section 6.11 of the Credit Agreement is hereby deleted and replaced with the following:

“Amendment of Material Documents. Neither the Parent nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) any Convertible Note Document, (c) the Contribution Agreement or (d) the Operating Agreement, in each case in any manner that would impair in any material respect the value of the interests or rights of the Borrower thereunder or that would impair in any material respect the rights or interests of the Administrative Agent or any Lender. For the avoidance of doubt, any change to the Outside Date (as such term is defined in the Contribution Agreement) shall be considered to materially impair the interests or rights of the Administrative Agent and the Lenders.”

(i) Financial Covenants. Section 6.12 of the Credit Agreement is hereby deleted and replaced with the following:

“(a) Fixed Charges Coverage Ratio. The Borrower will not permit the Fixed Charges Coverage Ratio of the Borrower (i) as of the last day of any fiscal quarter ending prior to the JV Closing Date to be less than 2.75 to 1, (ii) as of the last day of any fiscal quarter ending after the JV Closing Date but prior to September 30, 2014 to be less than 2.25 to 1, (iii) as of the last day of any fiscal quarter ending on or after September 30, 2014 but on or prior to September 30, 2015 to be less than 2.50 to 1 and (iv) as of the last day of any fiscal quarter ending on or after December 31, 2015 to be less than 2.75 to 1.”

“(b) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio (i) as of the last day of any fiscal quarter ending prior to the JV Closing Date to exceed 5.25 to 1, (ii) as of the last day of any fiscal quarter ending after the JV Closing Date but prior to September 30, 2014 to exceed 6.00 to 1, (iii) as of the last day of any fiscal quarter ending on or after September 30, 2014 but prior to March 31, 2015 to exceed 5.50 to 1 and (iv) as of the last day of any fiscal quarter ending on or after March 31, 2015 to exceed 5.25 to 1.”

“(c) Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio (i) as of the last day of any fiscal quarter ending prior to the JV Closing Date to exceed 4.40 to 1, (ii) as of the last day of any fiscal quarter ending after the JV Closing Date but prior to September 30, 2014 to exceed 4.75 to 1, (iii) as of the last day of any fiscal quarter ending on or after September 30, 2014 but prior to March 31, 2015 to exceed 4.50 to 1 and (iv) as of the last day of any fiscal quarter ending on or after March 31, 2015 to exceed 4.25 to 1.”

(j) Events of Default. As of the JV Closing Date, Article VII of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (n) thereof, (ii) adding the word “or” to the end of clause (o) thereof and (iii) adding the following new clause (p) at the end of clause (o) thereof:

“(p) the occurrence of a JV Closing Date Default;”

(k) Dividend Suspension Period. The Credit Agreement is hereby amended by deleting the words “Dividend Suspension Period” each time they appear therein, except for when such words appear in Section 6.08(a) and the definition of “Dividend Suspension Period” (as amended pursuant to this Amendment), and substituting in lieu thereof the words “Restricted Period”.

SECTION 2. Consent. The Lenders hereby consent to the Asset Sale, the Asset Contribution and the formation of AWN pursuant to the terms of the Operating Agreement and confirm that none of the foregoing constitutes a breach of Sections 5.04, 5.06, 6.03(b)(iii) or 6.04 of the Credit Agreement.

SECTION 3. Fee; Mandatory Prepayment.

(a) Fee. In consideration for entering into this Amendment, on the First Effective Date the Borrower shall pay the Administrative Agent in accordance with Section 2.18 of the Credit Agreement for the account of each Lender party hereto on the First Effective Date a fee (the “Consent Fee”) in an amount equal to the product of (i) the sum of (x) the principal amount of the Term Loan of such Lender outstanding on the First Effective Date (for the avoidance of doubt, prior to giving effect to any prepayment described in Section 3(b)) and (y) the Revolving Commitment of such Lender outstanding on the First Effective Date and (ii) 0.25%. The Consent Fee shall be payable on the First Effective Date in immediately available funds. Once paid, the Consent Fee shall not be refundable under any circumstances.

(b) Mandatory Prepayment. The Borrower shall, on or substantially concurrently with the JV Closing Date (but in no event later than the Business Day following the JV Closing Date), prepay Term Loans in an aggregate principal amount equal to sixty-five million dollars ($65,000,000) in accordance with Section 2.18 of the Credit Agreement which payment shall constitute performance in full of the Borrower’s obligations under Section 2.11(b) of the Credit Agreement in respect of all Net Proceeds of the Asset Sale and the Asset Contribution received on (or substantially concurrently with) the JV Closing Date.

SECTION 4. Release of Collateral. Pursuant to Section 9.02(c)(x) of the Credit Agreement, the Borrower hereby requests the Administrative Agent to release any Lien on property that is sold or contributed to the GCI Member or AWN pursuant to the Asset Sale or the Asset Contribution and upon receipt of descriptions of such property and UCC termination statements in respect of such property in each case in form and substance reasonably satisfactory to the Administrative Agent the Administrative Agent shall release all Liens on such property on the Second Effective Date.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Parent and the Borrower represents and warrants to the Lenders that (a) this Amendment has been duly authorized by all necessary corporate and, if required, stockholder action, and has been duly executed and delivered by the Parent and the Borrower and constitutes, and the Credit Agreement as amended hereby, will constitute, a legal, valid and binding obligation of the Parent and the Borrower, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) on, and after giving effect to the consents set forth herein and the amendments set forth herein to occur on, the First Effective Date or the Second Effective Date, as applicable, the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), except that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” is true and correct in all respects, and (c) on, and after giving effect to the consents set forth herein and the amendments set forth herein to occur on, the First Effective Date or the Second Effective Date, as applicable, no Default shall have occurred and be continuing.

SECTION 6. Effectiveness.

(a) Sections 1(a)(i), 1(a)(ii), 1(b)(i), 1(b)(iii), 1(b)(iv), 1(b)(v), 1(b)(vi), 1(b)(vii), 1(b)(viii), 1(b)(ix), 1(b)(x), 1(c), 1(d), 1(e), 1(g), 1(h), 1(j), 1(k), 2, 3 and 5 through 15 of this Amendment shall become effective on the date (the “First Effective Date”) upon which each of the following conditions are satisfied:

(i) receipt by the Administrative Agent of a counterpart of this Amendment duly executed on behalf of the Borrower, the Parent, the Subsidiary Loan Parties, the Administrative Agent and Lenders constituting the Required Lenders;

(ii) the Administrative Agent shall have received, for the account of each Lender that has executed and delivered a counterpart of this Amendment on or before October 31, 2012, the Consent Fee;

(iii) the Lenders, the Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the First Effective Date in connection with the this Amendment, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document in each case in respect of which invoices including payment instructions have been previously delivered to the Borrower;

(iv) after giving effect to the consents set forth herein and the amendments set forth herein to occur on the First Effective Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the First Effective Date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(v) no Default shall have occurred and be continuing.

(b) The amendments set forth in Sections 1(b)(ii), 1(b)(xi), 1(b)(xii), 1(f), 1(i) and 4 of this Amendment shall become effective on the date (the “Second Effective Date”) upon which each of the following conditions are satisfied:

(i) the Administrative Agent shall have been granted a first priority perfected security interest in the Equity Interests in AWN held by the ACS Member and shall have received all certificates (if any) representing all such outstanding Equity Interests and stock powers and instruments of transfer, endorsed in blank, with respect thereto;

(ii) the Parent (or one or more of its affiliates) shall have received from the GCI Member the Purchase Price (as such term is defined in the Contribution Agreement) in respect of the Asset Sale and at least $65,000,000 of the Net Cash Proceeds of such Asset Sale shall have been used (or shall be used substantially concurrently) to prepay the Term Loans;

(iii) the occurrence of the JV Closing Date on or before September 14, 2013;

(iv) after giving effect to the consents set forth herein and the amendments set forth herein to occur on the Second Effective Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Second Effective Date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(v) no Default shall have occurred and be continuing.

SECTION 7. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the LC Issuer or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or the Credit Agreement as amended hereby or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Credit Agreement as amended hereby or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the First Effective Date or the Second Effective Date, as applicable, any reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement as amended hereby and the other Loan Documents.

SECTION 8. Fees and Expenses. The Borrower agrees to pay to the Administrative Agent and the Arrangers all reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP as counsel for the Arrangers, in connection with this Amendment.

SECTION 9. Consent of Guarantors. Each of the Parent and the Subsidiary Loan Parties hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement, any Guarantee Agreement and any Security Document, as applicable, and its liability for the Obligations or Secured Obligations, as applicable, pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12. Integration. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

SECTION 13. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 15. Headings. The headings of this Amendment used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.,

By
/s/ Anand Vadapalli
Name: Anand Valapalli
Title: President and CEO

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.,

By
/s/ Anand Vadapalli
Name: Anand Valapalli
Title: President and CEO

ACS OF ALASKA, INC.

ACS OF THE NORTHLAND, INC.

ACS OF FAIRBANKS, INC.

ACS OF ANCHORAGE, INC.

ACS WIRELESS, INC.

ACS LONG DISTANCE, INC.

ACS INTERNET, INC.

ACS INFOSOURCE, INC.

ACS MESSAGING, INC.

ACS OF ALASKA LICENSE SUB, INC.

ACS OF THE NORTHLAND LICENSE SUB, INC.

ACS OF ANCHORAGE LICENSE SUB, INC.

ACS OF FAIRBANKS LICENSE SUB, INC.

ACS WIRELESS LICENSE SUB, INC.

ACS LONG DISTANCE LICENSE SUB, INC.

ACS SERVICES, INC.

ACS CABLE SYSTEMS, INC.

CREST COMMUNICATIONS CORPORATION

WCI CABLE, INC.

ALASKA NORTHSTAR COMMUNICATIONS, LLC

NORTHSTAR LICENSE CORPORATION

WCIC HILLSBORO, LLC

WCI LIGHTPOINT LLC

NORTHERN LIGHTS HOLDINGS, INC.

WORLD NET COMMUNICATIONS, INC.

ALASKA FIBER STAR, LLC

ALASKA FIBER STAR LICENSE CORPORATION

ALASKA COMMUNICATIONS LLC

By
/s/ Anand Vadapalli
Name: Anand Valapalli
Title: President and CEO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By
/s/ Ann B. Kerns
Name: Ann B. Kerns
Title: Vice President